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                                   EXHIBIT 21


                              LIST OF SUBSIDIARIES

                                                        State or Country
                                                        of Incorporation
                                                        ----------------
      Balo-I Industrial, Inc.                               Philippines
      Ecusta Australia Pty. Limited                         Australia
      Ecusta Export Trading Corp.                           Barbados
      Ecusta Fibres Ltd.                                    Canada
      Glenn-Wolfe, Inc.                                     Delaware
      Mollanvick, Inc.                                      Delaware
      Newtech Pulp Inc.                                     Philippines
      Papcel-Kiew                                           Ukraine
      Papcel-Papier und Cellulose,                          Germany
         Technologie und Handels-GmbH
      Papeteries de Cascadec S.A.                           France
      Papierfabrik Schoeller & Hoesch                       Germany
         Auslandsbeteiligungen GmbH
      Papierfabrik Schoeller & Hoesch                       Germany
         GmbH & Co. KG
      PHG Tea Leaves, Inc.                                  Delaware
      PHG Verwaltungsgesellschaft mbH                       Germany
      S&H Verwaltungsgesellschaft mbH                       Germany
      Schoeller & Hoesch N.A., Inc.                         Delaware
      Schoeller & Hoesch S.A.R.L.                           France
      Spring Grove Water Company                            Pennsylvania
      The Glatfelter Pulp Wood Company                      Maryland
      Transwelt, Inc.                                       Pennsylvania
      Unicon-Papier-und Kunststoffhandels GmbH              Germany